EXHIBIT 4.2

Form of Dissenter's Appraisal Notice

To S-4 Prospectus/Information Statement for Bingo.com, Inc. dated February 22, 2005

Dissenter's Appraisal Notice of Bingo.com, Inc.
Delivered Pursuant to Section 607.1322 of the Florida Business Corporation Act

Our company's estimate of the fair value of the shares which are the subject of this notice is $0.13 per share of common stock, and we hereby offer to pay such estimated fair value.

Demand for payment must be sent by to the company by mail, courier, facsimile or electronic mail by t, 2004 as follows:

Bingo.com, Inc.

c/o Suite 1000

409 Granville Street

Vancouver, B.C.

V6C 1T2

Canada

Certificates of the company's shares must be deposited by t, 2004 as follows:

Bingo.com, Inc.

c/o Suite 1000

409 Granville Street

Vancouver, B.C.

V6C 1T2

Canada

A form for demanding payment is attached to this Dissenter's Appraisal Notice as Exhibit A.

A copy of the dissent and appraisal provisions of the Florida Business Corporation Act is attached as Exhibit 4.1 to the Information Circular to which this Dissenter's Appraisal Notice is attached.

A copy of our company's Annual Report on Form 10-KSB for the year ended December 31, 2003, and a copy of our company's Quarterly Report on Form 10-QSB for the interim period ending September 30, 2004, are attached to the Information Circular.

A notice to withdraw any demand for payment must be received by t, 2004.

If requested in writing, we will provide to the stockholder so requesting by t, 2004, the number of stockholders and the total number of shares held by them who have returned a demand for payment by the date specified above.

EXHIBIT A TO DISSENTER'S APPRAISAL NOTICE

Name and Address of Stockholder exercising dissent and appraisal rights:

Number of shares of common stock of Stockholder over which Stockholder is exercising dissent and appraisal rights:

The undersigned hereby certifies that he/she/it acquired the shares of the company before t, 2004, being the record date for approval of the proposed Merger, and did not vote for the proposed Merger.

The undersigned hereby accepts the company's offer as set forth in this Dissenter's Appraisal Notice:

                                    Yes  [   ]                                   No  [   ]

If our offer is not accepted, the stockholder's estimated fair value of the shares is $_________ per share of common stock and the undersigned hereby demands payment of this estimated value plus interest.

Dated: _______________, 2004.

                                                                                    Signature of Co-owners,

Signature                                                                      if applicable

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